                       AMENDED AND RESTATED DECLARATION OF TRUST

                                          OF

                           OPPENHEIMER U.S. GOVERNMENT TRUST

      This DECLARATION OF TRUST, made as of the 1st day of June, 1992, by and among the individuals executing this Declaration of Trust as the Trustees, and amended and restated this 12th day of September, 2001.

      WHEREAS, the Trustees have previously established a trust fund under the laws of the Commonwealth of Massachusetts, for the investment and reinvestment of funds contributed thereto, and wish to amend and restate the Declaration of Trust;

      NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed under this Declaration of Trust in trust as herein set forth below.

      ARTICLE FIRST - NAME
      -------------   ----

      This Trust shall be known as OPPENHEIMER U.S. GOVERNMENT TRUST. The address of
Oppenheimer U.S. Government Trust is 6803 South Tucson Way, Englewood, CO 80112. The
Registered Agent for Service is Massachusetts Mutual Life Insurance Company, 1295
State Street, Springfield, Massachusetts 01111, Attention: Stephen Kuhn, Esq.

      ARTICLE SECOND - DEFINITIONS
      --------------   -----------

      Whenever used herein, unless otherwise required by the context or specifically provided:

      1.    All terms used in this Declaration of Trust that are defined in the 1940
Act (defined below) shall have the meanings given to them in the 1940 Act.

      2.    "1940 Act" refers to the Investment Company Act of 1940 and the Rules and
Regulations of the Commission thereunder, all as amended from time to time.

      3.    "Board" or "Board of Trustees" or the "Trustees" means the Board of
Trustees of the Trust.

      4.    "By-Laws" means the By-Laws of the Trust as amended from time to time.

      5.    "Class" means a class of a series of shares of the Trust established and designated under or in accordance with the provisions of Article FOURTH.

      6.    "Commission" means the Securities and Exchange Commission.

7.    "Declaration of Trust" shall mean this Amended and Restated Declaration of Trust as it may be amended or restated from time to time.

8.    "Majority Vote of Shareholders" shall mean, with respect to any matter on which the Shares of the Trust or of a Series or Class thereof, as the case may be, may be voted, the "vote of a majority of the outstanding voting securities" (as defined in the 1940 Act or the rules and regulations of the Commission thereunder) of the Trust or such Series or Class, as the case may be.

      9.    "Net asset value" means, with respect to any Share of any Series, (i) in the case of a Share of a Series whose Shares are not divided into Classes, the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities belonging to that
Series) by the total number of Shares of that Series outstanding, and (ii) in the case of a Share of a Class of Shares of a Series whose Shares are divided into Classes, the quotient obtained by dividing the value of the net assets of that Series allocable to such Class (being the value of the assets belonging to that Series allocable to such
Class less the liabilities belonging to such Class) by the total number of Shares of such Class outstanding; all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the
Trustees from time to time.

      10.   "Series" refers to series of shares of the Trust established and designated under or in accordance with the provisions of Article FOURTH.

      11.   "Shareholder" means a record owner of Shares of the Trust.

      12.   "Shares" refers to the transferable units of interest into which the beneficial interest in the Trust or any Series or Class of the Trust (as the context may require) shall be divided from time to time and includes fractions of Shares as well as whole Shares.

      13.   "Trust" refers to the Massachusetts business trust created by this
Declaration of Trust, as amended or restated from time to time.

      14.   "Trustees" refers to the individual trustees in their capacity as trustees hereunder of the Trust and their successor or successors for the time being in office as such trustees.

      ARTICLE THIRD - PURPOSE OF TRUST
      -------------   ----------------

      The purpose or purposes for which the Trust is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

      1.    To hold, invest or reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, lend, pledge, mortgage, write options on, lease, sell short, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of this Declaration of Trust, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, financial futures contracts, indexes, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by any issuer (which term "issuer" shall for the purposes of this Declaration of Trust, without limitation of the generality thereof, be deemed to include any persons, firms, associations, corporations, syndicates, business trusts, partnerships, investment companies, combinations, organizations, governments, or subdivisions thereof) and in financial instruments (whether they are considered as securities or commodities); and to exercise, as owner or holder of any securities or financial instruments, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities or financial instruments.

      2.    To borrow money and pledge assets in connection with any of the objects or purposes of the Trust, and to issue notes or other obligations evidencing such borrowings, to the extent permitted by the 1940 Act and by the Trust's fundamental investment policies under the 1940 Act.

      3.    To issue and sell its Shares in such Series and Classes and amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of the Commonwealth of Massachusetts and by this Declaration of
Trust, as the Trustees may determine.

      4.    To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue, redeem or cancel its Shares, or to classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more
Series or Classes that may have been established and designated from time to time, all without the vote or consent of the Shareholders of the Trust, in any manner and to the extent now or hereafter permitted by this Declaration of Trust.

      5.    To conduct its business in all its branches at one or more offices in New
York, Colorado and elsewhere in any part of the world, without restriction or limit as to extent.

      6.    To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or to the extent now or hereafter permitted by the laws of Massachusetts, as a member of, or as the owner or holder of any securities or other instruments of, or share of interest in, any issuer, and in connection therewith or make or enter into such deeds or contracts with any issuers and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

      7.    To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

      The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of this Declaration of Trust, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Trust now or hereafter conferred by the laws of the Commonwealth of Massachusetts nor shall the expression of one thing be deemed to exclude another, though it be of a similar or dissimilar nature, not expressed; provided, however, that the Trust shall not carry on any business, or exercise any powers, in any state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

      ARTICLE FOURTH - SHARES
      --------------   ------

      1.    The beneficial interest in the Trust shall be divided into Shares, all with $.001 par value per share, but the Trustees shall have the authority from time to time, without obtaining shareholder approval, to create one or more Series of Shares in addition to the Series specifically established and designated in part 3 of this
Article FOURTH, and to divide the shares of any Series into two or more Classes pursuant to part 2 of this Article FOURTH, all as they deem necessary or desirable, to establish and designate such Series and Classes, and to fix and determine the relative rights and preferences as between the different Series of Shares or Classes as to right of redemption and the price, terms and manner of redemption, liabilities and expenses to be borne by any Series or Class, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion on liquidation, conversion rights, and conditions under which the several Series or Classes shall have individual voting rights or no voting rights.
Except as established by the Trustees with respect to such Series or Classes, pursuant to the provisions of this Article FOURTH, and except as otherwise provided herein, all
Shares of the different Series and Classes of a Series, if any, shall be identical.

            (a)   The number of authorized Shares and the number of Shares of each
Series and each Class of a Series that may be issued is unlimited, and the Trustees may issue Shares of any Series or Class of any Series for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), or may reduce the number of issued Shares of a Series or Class in proportion to the relative net asset value of the Shares of such Series or Class, all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series into one or more Series or Classes of Series that may be established and designated from time to time. The Trustees may hold as treasury Shares
(of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares reacquired by the Trust.

            (b)   The establishment and designation of any Series or any Class of any
Series in addition to that established and designated in part 3 of this Article FOURTH shall be effective upon either (i) the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series or such Class of such Series, whether directly in such instrument or by reference to, or approval of, another document that sets forth such relative rights and preferences of the Series or any Class of any Series including, without limitation, any registration statement of the Trust, (ii) upon the execution of an instrument in writing by an officer of the Trust pursuant to the vote of a majority of the Trustees, or (iii) as otherwise provided in either such instrument. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may by an instrument executed by a majority of their number or by an officer of the Trust pursuant to a vote of a majority of the Trustees abolish that Series or Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall be an amendment to this Declaration of Trust, and the Trustees may make any such amendment without shareholder approval.

            (c)   Any Trustee, officer or other agent of the Trust, and any
organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Series or Class of any Series of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series or
Class of any Series from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series or Class generally.

      2.    (a)   Classes. The Trustees shall have the exclusive authority from time
                  -------
to time, without obtaining shareholder approval, to divide the Shares of any Series into two or more Classes as they deem necessary or desirable, and to establish and designate such Classes. In such event, each Class of a Series shall represent interests in the designated Series of the Trust and have such voting, dividend, liquidation and other rights as may be established and designated by the Trustees.
Expenses and liabilities related directly or indirectly to the Shares of a Class of a
Series may be borne solely by such Class (as shall be determined by the Trustees) and, as provided in this Article FOURTH. The bearing of expenses and liabilities solely by a Class of Shares of a Series shall be appropriately reflected (in the manner determined by the Trustees) in the net asset value, dividend and liquidation rights of the Shares of such Class of a Series. The division of the Shares of a Series into
Classes and the terms and conditions pursuant to which the Shares of the Classes of a
Series will be issued must be made in compliance with the 1940 Act. No division of
Shares of a Series into Classes shall result in the creation of a Class of Shares having a preference as to dividends or distributions or a preference in the event of any liquidation, termination or winding up of the Trust, to the extent such a preference is prohibited by Section 18 of the 1940 Act as to the Trust. The fact that a Series shall have initially been established and designated without any specific establishment or designation of Classes (i.e., that all Shares of such Series are
                                         ----
initially of a single Class), or that a Series shall have more than one established and designated Class, shall not limit the authority of the Trustees to establish and designate separate Classes, or one or more additional Classes, of said Series without approval of the holders of the initial Class thereof, or previously established and designated Class or Classes thereof.

            (b)   Class Differences. The relative rights and preferences of the
                  -----------------
Classes of any Series may differ in such other respects as the Trustees may determine to be appropriate in their sole discretion, provided that such differences are set forth in the instrument establishing and designating such Classes and executed by a majority of the Trustees (or by an instrument executed by an officer of the Trust pursuant to a vote of a majority of the Trustees).

      The relative rights and preferences of each Class of Shares shall be the same in all respects except that, and unless and until the Board of Trustees shall determine otherwise: (i) when a vote of Shareholders is required under this Declaration of Trust or when a meeting of Shareholders is called by the Board of Trustees, the Shares of a
Class shall vote exclusively on matters that affect that Class only; (ii) the expenses and liabilities related to a Class shall be borne solely by such Class (as determined and allocated to such Class by the Trustees from time to time in a manner consistent with parts 2 and 3 of this Article FOURTH); and (iii) pursuant to part 10 of Article
NINTH, the Shares of each Class shall have such other rights and preferences as are set forth from time to time in the then effective prospectus and/or statement of additional information relating to the Shares. Dividends and distributions on each
Class of Shares may differ from the dividends and distributions on any other such
Class, and the net asset value of each Class of Shares may differ from the net asset value of any other such Class.

      3.    Without limiting the authority of the Trustees set forth in parts 1 and 2 of this Article FOURTH to establish and designate any further Series or Classes of
Series, the Trustees hereby confirm the establishment of one Series of Shares having the same name as the Trust, and said Shares having previously been divided into five
Classes, which are designated Class A, Class B, Class C, Class N and Class Y. In
addition to the rights and preferences described in parts 1 and 2 of this Article
FOURTH with respect to Series and Classes, the Series and Classes established hereby shall have the relative rights and preferences described in this part 3 of this
Article FOURTH. The Shares of any Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some Series or Classes at the time of establishing and designating the same) have the following relative rights and preferences:

            (a)   Assets Belonging to Series or Class. All consideration received by
                  -----------------------------------
the Trust for the issue or sale of Shares of a particular Series or any Class thereof, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series (and may be allocated to any Classes thereof) for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that Series as provided in the following sentence, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the
Trustees shall allocate such General Items to and among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series (and be allocable to any Classes thereof). Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series (and any Classes thereof) for all purposes. No
Shareholder or former Shareholder of any Series or Class shall have a claim on or any right to any assets allocated or belonging to any other Series or Class.

            (b)   (1)   Liabilities Belonging to Series. The liabilities, expenses,
                        -------------------------------
costs, charges and reserves attributable to each Series shall be charged and allocated to the assets belonging to each particular Series. Any general liabilities, expenses, costs, charges and reserves of the Trust which are not identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable.
The liabilities, expenses, costs, charges and reserves allocated and so charged to each Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the shareholders of all Series for all purposes.

                  (2)   Liabilities Belonging to a Class. If a Series is divided into
                        --------------------------------
more than one Class, the liabilities, expenses, costs, charges and reserves attributable to a Class shall be charged and allocated to the Class to which such liabilities, expenses, costs, charges or reserves are attributable. Any general liabilities, expenses, costs, charges or reserves belonging to the Series which are not identifiable as belonging to any particular Class shall be allocated and charged by the Trustees to and among any one or more of the Classes established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to each Class are herein referred to as "liabilities belonging to" that Class. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all
Classes for all purposes.

            (c)   Dividends. Dividends and distributions on Shares of a particular
                  ---------
Series or Class may be paid to the holders of Shares of that Series or Class, with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, from such of the income, capital gains accrued or realized, and capital and surplus, from the assets belonging to that Series, or in the case of a Class, belonging to such Series and being allocable to such Class, as the
Trustees may determine, after providing for actual and accrued liabilities belonging to such Series or Class. All dividends and distributions on Shares of a particular
Series or Class shall be distributed pro rata to the Shareholders of such Series or
Class in proportion to the number of Shares of such Series or Class held by such
Shareholders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares of that Series or Class or a combination thereof as determined by the
Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with part 13 of Article SEVENTH. Notwithstanding anything in this Declaration of Trust to the contrary, the Trustees may at any time declare and distribute a dividend of stock or other property pro rata among the Shareholders of a particular Series or Class at the date and time of record established for the payment of such dividends or distributions.

            (d)   Liquidation. In the event of the liquidation or dissolution of the
                  -----------
Trust or any Series or Class thereof, the Shareholders of each Series and all Classes of each Series that have been established and designated and are being liquidated and dissolved shall be entitled to receive, as a Series or Class, when and as declared by the Trustees, the excess of the assets belonging to that Series or, in the case of a
Class, belonging to that Series and allocable to that Class, over the liabilities belonging to that Series or Class. Upon the liquidation or dissolution of the Trust or any Series or Class pursuant to this part 3(d) of this Article FOURTH the Trustees shall make provisions for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or that Series or Class. The assets so distributable to the Shareholders of any particular Class and Series shall be distributed among such Shareholders in proportion to the relative net asset value of such Shares. The liquidation of the Trust or any particular Series or Class thereof may be authorized at any time by vote of a majority of the Trustees or instrument executed by a majority of their number then in office, provided the Trustees find that it is in the best interest of the Shareholders of such Series or Class or as otherwise provided in this Declaration of Trust or the instrument establishing such Series or
Class. The Trustees shall provide written notice to affected shareholders of a termination effected under this part 3(d) of this Article FOURTH.

            (e)   Transfer. All Shares of each particular Series or Class shall be
                  --------
transferable, but transfers of Shares of a particular Class and Series will be recorded on the Share transfer records of the Trust applicable to such Series or Class of that Series, as kept by the Trust or by any transfer or similar agent, as the case may be, only at such times as Shareholders shall have the right to require the Trust to redeem Shares of such Series or Class of that Series and at such other times as may be permitted by the Trustees.

            (f)   Equality. Except as provided herein or in the instrument designating
                  --------
and establishing any Series or Class, all Shares of a particular Series or Class shall represent an equal proportionate interest in the assets belonging to that Series, or in the case of a Class, belonging to that Series and allocable to that Class, (subject to the liabilities belonging to that Series or that Class), and each Share of any particular Series or Class shall be equal to each other Share of that Series or Class;
but the provisions of this sentence shall not restrict any distinctions permissible under this Article FOURTH that may exist with respect to Shares of the different
Classes of a Series. The Trustees may from time to time divide or combine the Shares of any particular Class or Series into a greater or lesser number of Shares of that
Class or Series provided that such division or combination does not change the proportionate beneficial interest in the assets belonging to that Series or allocable to that Class or in any way affect the rights of Shares of any other Class or Series.

            (g)   Fractions. Any fractional Share of any Class or Series, if any such
                  ---------
fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Class and Series, including those rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

            (h)   Conversion Rights. Subject to compliance with the requirements of
                  -----------------
the 1940 Act, the Trustees shall have the authority to provide that (i) holders of
Shares of any Series shall have the right to exchange said Shares into Shares of one or more other Series of Shares, (ii) holders of shares of any Class shall have the right to exchange said Shares into Shares of one or more other Classes of the same or a different Series, and/or (iii) the Trust shall have the right to carry out exchanges of the aforesaid kind, in each case in accordance with such requirements and procedures as may be established by the Trustees.

            (i)   Ownership of Shares. The ownership of Shares shall be recorded on
                  -------------------
the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Class and Series that has been established and designated. No certification certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The
Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Class and Series held from time to time by each such
Shareholder.

            (j)   Investments in the Trust. The Trustees may accept investments in the
                  ------------------------
Trust from such persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize or determine.
Such investments may be in the form of cash, securities or other property in which the appropriate Series is authorized to invest, hold or own, valued as provided in part
13, Article SEVENTH. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase or sale of Shares that conform to such authorized terms and to reject any purchase or sale orders for Shares whether or not conforming to such authorized terms.

      ARTICLE FIFTH - SHAREHOLDERS' VOTING POWERS AND MEETINGS
      -------------   ----------------------------------------

      The following provisions are hereby adopted with respect to voting Shares of the
Trust and certain other rights:

      1.    The Shareholders shall have the power to vote only (a) for the election of
Trustees when that issue is submitted to Shareholders, or removal of Trustees to the extent and as provided in Article SIXTH, (b) with respect to the amendment of this
Declaration of Trust to the extent and as provided in part 12, Article NINTH, (c) with respect to transactions with respect to the Trust, a Series or Class as provided in part 4(a), Article NINTH, (d) to the same extent as the shareholders of a
Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust any Series, Class or the Shareholders, (e) with respect to those matters relating to the Trust as may be required by the 1940 Act or required by law, by this
Declaration of Trust, or the By-Laws of the Trust or any registration statement of the
Trust filed with the Commission or any State, or as the Trustees may consider desirable, and (f) with respect to any other matter as to which the Trustees, in their sole discretion, shall submit to the Shareholders.

      2.    The Trust will not hold shareholder meetings unless required by the 1940
Act, the provisions of this Declaration of Trust, or any other applicable law. The
Trustees may call a meeting of shareholders from time to time.

      3.    As to each matter submitted to a vote of Shareholders, each Shareholder shall be entitled to one vote for each whole Share and to a proportionate fractional vote for each fractional Share standing in such Shareholder's name on the books of the
Trust irrespective of the Series thereof or the Class thereof and all Shares of all
Series and Classes shall vote together as a single Class; provided, however, that (i)
as to any matter with respect to which a separate vote of one or more Series or
Classes thereof is required by the 1940 Act or the provisions of the writing establishing and designating the Series or Class, such requirements as to a separate vote by such Series or Class thereof shall apply in lieu of all Shares of all Series and Classes thereof voting together as a single Class; and (ii) as to any matter which affects only the interests of one or more particular Series or Classes thereof, only the holders of Shares of the one or more affected Series or Classes thereof shall be entitled to vote, and each such Series or Class shall vote as a separate Class. All
Shares of a Series shall have identical voting rights, and all Shares of a Class of a
Series shall have identical voting rights. Shares may be voted in person or by proxy.
Proxies may be given by or on behalf of a Shareholder orally or in writing or pursuant to any computerized, telephonic, or mechanical data gathering process.

      4.    Except as required by the 1940 Act or other applicable law, the presence in person or by proxy of one-third of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, provided, however, that if any action to be taken by the Shareholders of a Series or Class requires an affirmative vote of a majority, or more than a majority, of the Shares outstanding and entitled to vote, then with respect to voting on that particular issue the presence in person or by proxy of the holders of a majority of the Shares outstanding and entitled to vote at such a meeting shall constitute a quorum for the transaction of business with respect to such issue. Any number less than a quorum shall be sufficient for adjournments. If at any meeting of the Shareholders there shall be less than a quorum present with respect to a particular issue to be voted on, such meeting may be adjourned, without further notice, with respect to such issue from time to time until a quorum shall be present with respect to such issue, but voting may take place with respect to issues for which a quorum is present. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned with respect to any one or more items of business for any lawful purpose, provided that no meeting shall be adjourned for more than six months beyond the originally scheduled date. Any adjourned session or sessions may be held, within a reasonable time after the date for the original meeting without the necessity of further notice. A majority of the Shares voted at a meeting at which a quorum is present shall decide any questions and a plurality shall elect a
Trustee, except when a different vote is required by any provision of the 1940 Act or other applicable law or by this Declaration of Trust or By-Laws.

      5.    Each Shareholder, upon request to the Trust in proper form determined by the Trust, shall be entitled to require the Trust to redeem from the net assets of that Series all or part of the Shares of such Series and Class standing in the name of such Shareholder. The method of computing such net asset value, the time at which such net asset value shall be computed and the time within which the Trust shall make payment therefor, shall be determined as hereinafter provided in Article SEVENTH of this Declaration of Trust. Notwithstanding the foregoing, the Trustees, when permitted or required to do so by the 1940 Act, may suspend the right of the Shareholders to require the Trust to redeem Shares.

      6.    No Shareholder shall, as such holder, have any right to purchase or subscribe for any Shares of the Trust which it may issue or sell, other than such right, if any, as the Trustees, in their discretion, may determine.

      7.    All persons who shall acquire Shares shall acquire the same subject to the provisions of the Declaration of Trust.

      8.    Cumulative voting for the election of Trustees shall not be allowed.

      ARTICLE SIXTH - THE TRUSTEES
      -------------   ------------

      1.    The persons who shall act as Trustees until their successors are duly chosen and qualify are the trustees executing this Declaration of Trust or any counterpart thereof. However, the By-Laws of the Trust may fix the number of Trustees at a number greater or lesser than the number of initial Trustees and may authorize the Trustees to increase or decrease the number of Trustees, to fill any vacancies on the Board which may occur for any reason including any vacancies created by any such increase in the number of Trustees, to set and alter the terms of office of the
Trustees and to lengthen or lessen their own terms of office or make their terms of office of indefinite duration, all subject to the 1940 Act, as amended from time to time, and to this Article SIXTH. Unless otherwise provided by the By-Laws of the
Trust, the Trustees need not be Shareholders.

      2.    A Trustee at any time may be removed either with or without cause by resolution duly adopted by the affirmative vote of the holders of two-thirds of the outstanding Shares, present in person or by proxy at any meeting of Shareholders called for such purpose; such a meeting shall be called by the Trustees when requested in writing to do so by the record holders of not less than ten per centum of the outstanding Shares. A Trustee may also be removed by the Board of Trustees, as provided in the By-Laws of the Trust.

      3.    The Trustees shall make available a list of names and addresses of all
Shareholders as recorded on the books of the Trust, upon receipt of the request in writing signed by not less than ten Shareholders (who have been shareholders for at least six months) holding in the aggregate shares of the Trust valued at not less than
$25,000 at current offering price (as defined in the then effective Prospectus and/or
Statement of Additional Information relating to the Shares under the Securities Act of
1933, as amended from time to time) or holding not less than 1% in amount of the entire amount of Shares issued and outstanding; such request must state that such
Shareholders wish to communicate with other Shareholders with a view to obtaining signatures to a request for a meeting to take action pursuant to part 2 of this
Article SIXTH and be accompanied by a form of communication to the Shareholders. The
Trustees may, in their discretion, satisfy their obligation under this part 3 by either making available the Shareholder list to such Shareholders at the principal offices of the Trust, or at the offices of the Trust's transfer agent, during regular business hours, or by mailing a copy of such communication and form of request, at the expense of such requesting Shareholders, to all other Shareholders, and the Trustees may also take such other action as may be permitted under Section 16(c) of the 1940
Act.

      ARTICLE SEVENTH - POWERS OF TRUSTEES
      ---------------   ------------------

      The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Trust, the Trustees and the Shareholders.

      1.    As soon as any Trustee is duly elected by the Shareholders or the Trustees and shall have accepted this Trust, the Trust estate shall vest in the new Trustee or
Trustees, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder.

      2.    The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Trust or any Series but the Trust shall continue in full force and effect pursuant to the terms of this Declaration of Trust.

      3.    The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall have, as a holder of beneficial interest in the Trust, any authority, power or right whatsoever to transact business for or on behalf of the Trust, or on behalf of the Trustees, in connection with the property or assets of the Trust, or in any part thereof.

      4.    The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute, and to authorize the officers and agents of the Trust to make and execute, any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. Except as otherwise provided herein or in the 1940 Act, the
Trustees shall not in any way be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion and to the same extent as if the Trustees were the sole owners of the assets of the Trust and the business in their own right, shall deem proper to accomplish the purpose of this
Trust. Subject to any applicable limitation in this Declaration of Trust or by the
By-Laws of the Trust, and in addition to the powers otherwise granted herein, the
Trustees shall have power and authority:

            (a)   to adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust, including meetings of the
Shareholders and Trustees, and other related matters, and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

            (b)   to elect and remove such officers and appoint and terminate such officers as they consider appropriate with or without cause, and to appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; to appoint and designate from among the Trustees or other qualified persons such committees as the Trustees may determine and to terminate any such committee and remove any member of such committee;

            (c)   to employ as custodian of any assets of the Trust one or more banks, trust companies, companies that are members of a national securities exchange, or any other entity qualified and eligible to act as a custodian under the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder, subject to any conditions set forth in this Declaration of Trust or in the By-Laws, and may authorize such depository or custodian to employ subcustodians or agents;

            (d)   to retain one or more transfer agents and shareholder servicing agents, or both, and may authorize such transfer agents or servicing agents to employ sub-agents;

            (e)   to provide for the distribution of Shares either through a principal underwriter or the Trust itself or both or otherwise;

            (f)   to set record dates by resolution of the Trustees or in the manner provided for in the By-Laws of the Trust;

            (g)   to delegate such authority as they consider desirable to any officers of the Trust and to any investment advisor, manager, custodian or underwriter, or other agent or independent contractor;

            (h)   to vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property held in Trust hereunder; and to execute and deliver powers of attorney to or otherwise authorize by standing policies adopted by the Trustees, such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

            (i)   to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities held in trust hereunder;

            (j)   to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, either in its own name or in the name of a custodian, subcustodian or a nominee or nominees or otherwise;

            (k)   to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security or instrument held in the Trust;

            (l)   to join with other holders of any security or instrument in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security or instrument with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the
Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

            (m)   to sue or be sued in the name of the Trust;

            (n)   to compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

            (o)   to make, by resolutions adopted by the Trustees or in the manner provided in the By-Laws, distributions of income and of capital gains to Shareholders;

            (p)   to borrow money and to pledge, mortgage or hypothecate the assets of the Trust or any part thereof, to the extent and in the manner permitted by the 1940
Act;

            (q)   to enter into investment advisory or management contracts, subject to the 1940 Act, with any one or more corporations, partnerships, trusts, associations or other persons;

            (r)   to make loans of cash and/or securities or other assets of the Trust;

            (s)   to change the name of the Trust or any Class or Series of the Trust as they consider appropriate without prior shareholder approval;

            (t)   to establish officers' and Trustees' fees or compensation and fees or compensation for committees of the Trustees to be paid by the Trust or each Series thereof in such manner and amount as the Trustees may determine;

            (u)   to invest all or any portion of the Trust's assets in any one or more registered investment companies, including investment by means of transfer of such assets in exchange for an interest or interests in such investment company or investment companies or by any other means approved by the Trustees;

            (v)   to determine whether a minimum and/or maximum value should apply to accounts holding shares, to fix such values and establish the procedures to cause the involuntary redemption of accounts that do not satisfy such criteria; and

            (w)   to enter into joint ventures, general or limited partnerships and any other combinations or associations;

            (x)   to endorse or guarantee the payment of any notes or other
obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

            (y)   to purchase and pay for entirely out of Trust property such insurance and/or bonding as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisors, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

            (z)   to pay pensions for faithful service, as deemed appropriate by the
Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

            (aa)  to adopt on behalf of the Trust or any Series with respect to any
Class thereof a plan of distribution and related agreements thereto pursuant to the terms of Rule 12b-1 of the 1940 Act and to make payments from the assets of the Trust or the relevant Series pursuant to said Rule 12b-1 Plan;

            (bb)  to operate as and carry on the business of an investment company and to exercise all the powers necessary and appropriate to the conduct of such operations;

            (cc)  to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Article FOURTH and part 4, Article FIFTH, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or the particular Series of the Trust, with respect to which such Shares are issued;

            (dd)  in general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

      The foregoing clauses shall be construed both as objectives and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity.

      5.    No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

      6.    (a)   The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription to any Shares or otherwise. This paragraph shall not limit the right of the Trustees to assert claims against any shareholder based upon the acts or omissions of such shareholder or for any other reason.

            (b)   Whenever this Declaration of Trust calls for or permits any action to be taken by the Trustees hereunder, such action shall mean that taken by the Board of Trustees by vote of the majority of a quorum of Trustees as set forth from time to time in the By-Laws of the Trust or as required by the 1940 Act.

            (c)   The Trustees shall possess and exercise any and all such additional powers as are reasonably implied from the powers herein contained such as may be necessary or convenient in the conduct of any business or enterprise of the Trust, to do and perform anything necessary, suitable, or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects, herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Trust, and to do and perform all other acts and things necessary or incidental to the purposes herein before set forth, or that may be deemed necessary by the Trustees. Without limiting the generality of the foregoing, except as otherwise provided herein or in the 1940 Act, the Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments that they, in their discretion, shall deem proper to accomplish the purpose of this Trust.

            (d)   The Trustees shall have the power, to the extent not inconsistent with the 1940 Act, to determine conclusively whether any moneys, securities, or other properties of the Trust are, for the purposes of this Trust, to be considered as capital or income and in what manner any expenses or disbursements are to be borne as between capital and income whether or not in the absence of this provision such moneys, securities, or other properties would be regarded as capital or income and whether or not in the absence of this provision such expenses or disbursements would ordinarily be charged to capital or to income.

      7.    The By-Laws of the Trust may divide the Trustees into classes and prescribe the tenure of office of the several classes, but no class of Trustee shall be elected for a period shorter than that from the time of the election following the division into classes until the next meeting of Trustees and thereafter for a period shorter than the interval between meetings of Trustees or for a period longer than five years, and the term of office of at least one class shall expire each year.

      8.    The Shareholders shall, for any lawful purpose, have the right to inspect the records, documents, accounts and books of the Trust, subject to reasonable regulations of the Trustees, not contrary to Massachusetts law, as to whether and to what extent, and at what times and places, and under what conditions and regulations, such right shall be exercised.
      9.    Any officer elected or appointed by the Trustees or by the Shareholders or otherwise, may be removed at any time, with or without cause.

      10.   The Trustees shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Massachusetts, to keep the books of the Trust outside of said Commonwealth at such places as may from time to time be designated by them. Action may be taken by the Trustees without a meeting by unanimous written consent or by telephone or similar method of communication.

      11.   Securities held by the Trust shall be voted in person or by proxy by the
President or a Vice-President, or such officer or officers of the Trust or such other agent of the Trust as the Trustees shall designate or otherwise authorize by standing policies adopted by the Trustees for the purpose, or by a proxy or proxies thereunto duly authorized by the Trustees.

      12.   (a)   Subject to the provisions of the 1940 Act, any Trustee, officer or employee, individually, or any partnership of which any Trustee, officer or employee may be a member, or any corporation or association of which any Trustee, officer or employee may be an officer, partner, director, trustee, employee or stockholder, or otherwise may have an interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Trust, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in such case a Trustee, officer or employee or a partnership, corporation or association of which a Trustee, officer or employee is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Trustees including those Trustees who are not so interested and who are neither "interested" nor "affiliated" persons as those terms are defined in the 1940 Act, or a majority thereof; and any Trustee who is so interested, or who is also a director, officer, partner, trustee, employee or stockholder of such other corporation or a member of such partnership or association which is so interested, may be counted in determining the existence of a quorum at any meeting of the Trustees which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not so interested.

            (b)   Specifically, but without limitation of the foregoing, the Trust may enter into a management or investment advisory contract or underwriting contract and other contracts with, and may otherwise do business with any manager or investment advisor for the Trust and/or principal underwriter of the Shares of the Trust or any subsidiary or affiliate of any such manager or investment advisor and/or principal underwriter and may permit any such firm or corporation to enter into any contracts or other arrangements with any other firm or corporation relating to the Trust notwithstanding that the Trustees of the Trust may be composed in part of partners, directors, officers or employees of any such firm or corporation, and officers of the
Trust may have been or may be or become partners, directors, officers or employees of any such firm or corporation, and in the absence of fraud the Trust and any such firm or corporation may deal freely with each other, and no such contract or transaction between the Trust and any such firm or corporation shall be invalidated or in any way affected thereby, nor shall any Trustee or officer of the Trust be liable to the Trust or to any Shareholder or creditor thereof or to any other person for any loss incurred by it or him solely because of the existence of any such contract or transaction;
provided that nothing herein shall protect any director or officer of the Trust against any liability to the trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

            (c)   As used in this paragraph the following terms shall have the meanings set forth below:

                  (i)   the term "indemnitee" shall mean any present or former
Trustee, officer or employee of the Trust, any present or former Trustee, partner,
Director or officer of another trust, partnership, corporation or association whose securities are or were owned by the Trust or of which the Trust is or was a creditor and who served or serves in such capacity at the request of the Trust, and the heirs, executors, administrators, successors and assigns of any of the foregoing; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee rather than that of the heir, executor, administrator, successor or assignee;

                  (ii)  the term "covered proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or it is an indemnitee as defined above;

                  (iii) the term "disabling conduct" shall mean willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;

                  (iv)  the term "covered expenses" shall mean expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

                  (v)   the term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

            (d)   The Trust shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct.

            (e)   Except as set forth in paragraph (d) above, the Trust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, such indemnification by the Trust to be to the fullest extent now or hereafter permitted by any applicable law unless the By-laws limit or restrict the indemnification to which any indemnitee may be entitled. The Board of Trustees may adopt by-law provisions to implement subparagraphs (c), (d) and (e) hereof.

            (f)   Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnities to the extent permitted by applicable law or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by applicable law. Such rights to indemnification shall not, except as otherwise provided by law, be deemed exclusive of any other rights to which such indemnitee may be entitled under any statute, By-Law, contract or otherwise.

      13.   The Trustees are empowered, in their absolute discretion, to establish the bases or times, or both, for determining the net asset value per Share of any Class and Series in accordance with the 1940 Act and to authorize the voluntary purchase by any Class and Series, either directly or through an agent, of Shares of any Class and
Series upon such terms and conditions and for such consideration as the Trustees shall deem advisable in accordance with the 1940 Act.

      14.   Payment of the net asset value per Share of any Class and Series properly surrendered to it for redemption shall be made by the Trust within seven days, or as specified in any applicable law or regulation, after tender of such stock or request for redemption to the Trust for such purpose together with any additional documentation that may be reasonably required by the Trust or its transfer agent to evidence the authority of the tenderor to make such request, plus any period of time during which the right of the holders of the shares of such Class of that Series to require the Trust to redeem such shares has been suspended. Any such payment may be made in portfolio securities of such Class of that Series and/or in cash, as the
Trustees shall deem advisable, and no Shareholder shall have a right, other than as determined by the Trustees, to have Shares redeemed in kind.

      15.   The Trust shall have the right, at any time, without prior notice to the
Shareholder to redeem Shares of the Class and Series held by a Shareholder held in any account registered in the name of such Shareholder for its current net asset value, for any reason, including, but not limited to, (i) the determination that such redemption is necessary to reimburse either that Series or Class of the Trust or the distributor (i.e., principal underwriter) of the Shares for any loss either has sustained by reason of the failure of such Shareholder to make timely and good payment for Shares purchased or subscribed for by such Shareholder, regardless of whether such
Shareholder was a Shareholder at the time of such purchase or subscription, (ii) the failure of a Shareholder to supply a tax identification number if required to do so,
(iii) the failure of a Shareholder to pay when due for the purchase of Shares issued to him and subject to and upon such terms and conditions as the Trustees may from time to time prescribe, (iv) pursuant to authorization by a Shareholder to pay fees or make other payments to one or more third parties, including, without limitation, any affiliate of the investment advisor of the Trust or any Series thereof, or (v) if the aggregate net asset value of all Shares of such Shareholder (taken at cost or value, as determined by the Board) has been reduced below an amount established by the Board of Trustees from time to time as the minimum amount required to be maintained by
Shareholders.

      ARTICLE EIGHTH - LICENSE
      --------------   -------

      The name "Oppenheimer" included in the name of the Trust and of any Series shall be used pursuant to a royalty-free, non-exclusive license from OppenheimerFunds, Inc.
("OFI"), incidental to and as part of any one or more advisory, management or supervisory contracts which may be entered into by the Trust with OFI. Such license shall allow OFI to inspect and subject to the control of the Board of Trustees to control the nature and quality of services offered by the Trust under such name. The license may be terminated by OFI upon termination of such advisory, management or supervisory contracts or without cause upon 60 days' written notice, in which case neither the Trust nor any Series or Class shall have any further right to use the name
"Oppenheimer" in its name or otherwise and the Trust, the Shareholders and its officers and Trustees shall promptly take whatever action may be necessary to change its name and the names of any Series or Classes accordingly.

      ARTICLE NINTH - MISCELLANEOUS:
      -------------   -------------

      1.    In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former
Shareholder (or the Shareholders' heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. The
Trust shall, upon request by the Shareholder, assume the defense of any such claim made against any Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

      2.    It is hereby expressly declared that a trust is created hereby and not a partnership, joint stock association, corporation, bailment, or any other form of a legal relationship other than a trust, as contemplated in Massachusetts General Laws
Chapter 182. No individual Trustee hereunder shall have any power to bind the Trust unless so authorized by the Trustees, or to personally bind the Trust's officers or any Shareholder. All persons extending credit to, doing business with, contracting with or having or asserting any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series for payment under any such credit, transaction, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor;
notice of such disclaimer and agreement thereto shall be given in each agreement, obligation or instrument entered into or executed by Trust or the Trustees. There is hereby expressly disclaimed Shareholder and Trustee liability for the acts and obligations of the Trust. Nothing in this Declaration of Trust shall protect a Trustee or officer against any liability to which such Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer hereunder.

      3.    The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of part 2 of this Article
NINTH, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, advisor, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the
Trustees may take advice of counsel or other experts with respect to the meaning and operations of this Declaration of Trust, applicable laws, contracts, obligations, transactions or any other business the Trust may enter into, and subject to the provisions of part 2 of this Article NINTH, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c)
in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a party who has been appointed by the Trustees or with whom the Trust has entered into a contract pursuant to Article SEVENTH. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

      4.    This Trust shall continue without limitation of time but subject to the provisions of sub-sections (a) and (b) of this part 4.

(a)   Subject to applicable Federal and State law, and except as otherwise provided in part 5 of this Article NINTH, the Trustees, with the Majority Vote of Shareholders of an affected Series or Class, may sell and convey all or substantially all the assets of that Series or Class (which sale may be subject to the retention of assets for the payment of liabilities and expenses and may be in the form of a statutory merger to the extent permitted by applicable law) to another issuer or to another Series or Class of the Trust for a consideration which may be or include securities of such issuer or may merge or consolidate with any other corporation, association, trust, or other organization or may sell, lease, or exchange all or a portion of the
                  Trust property or Trust property allocated or belonging to such
                  Series or Class, upon such terms and conditions and for such consideration when and as authorized by such vote. Such transactions may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees. Upon making provision for the payment of liabilities, by assumption by such issuer or otherwise, the Trustees shall distribute the remaining proceeds among the holders of the outstanding Shares of the Series or Class, the assets of which have been so transferred, in proportion to the relative net asset value of such Shares.

            (b)   Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-section (a) hereof or pursuant to part 3(d) of
Article FOURTH, as applicable, the Series the assets of which have been so transferred shall terminate, and if all the assets of the Trust have been so transferred, the
Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged.

      5.    Subject to applicable Federal and state law, the Trustees may without the vote or consent of Shareholders cause to be organized or assist in organizing one or more corporations, trusts, partnerships, limited liability companies, associations, or other organization, under the laws of any jurisdiction, to take over all or a portion of the Trust property or all or a portion of the Trust property allocated or belonging to such Series or Class or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust property or the Trust property allocated or belonging to such Series or Class to any such corporation, trust, limited liability company, partnership, association, or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, limited liability company, association, or organization or any corporation, partnership, limited liability company, trust, association, or organization in which the Trust or such Series or Class holds or is about to acquire shares or any other interest. Subject to applicable Federal and state law, the Trustees may also cause a merger or consolidation between the Trust or any successor thereto or any Series or Class thereof and any such corporation, trust, partnership, limited liability company, association, or other organization. Nothing contained herein shall be construed as requiring approval of shareholders for the
Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, limited liability companies, associations, or other organizations and selling, conveying, or transferring the Trust property or a portion of the Trust property to such organization or entities; provided, however, that the Trustees shall provide written notice to the affected Shareholders of any transaction whereby, pursuant to this part 5, Article NINTH, the Trust or any Series or Class thereof sells, conveys, or transfers all or a substantial portion of its assets to another entity or merges or consolidates with another entity. Such transactions may be effected through share-for-share exchanges, transfer or sale of assets, shareholder in-kind redemptions and purchases, exchange offers, or any other approved by the
Trustees.

      6.    The original or a copy of this instrument and of each restated declaration of trust or instrument supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each supplemental or restated declaration of trust shall be filed with the Secretary of the
Commonwealth of Massachusetts, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such supplemental or restated declarations of trust have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such supplemental or restated declaration of trust. In this instrument or in any such supplemental or restated declaration of trust, references to this instrument, and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such supplemental or restated declaration of trust. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

      7.    The Trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

      8.    In the event that any person advances the organizational expenses of the
Trust, such advances shall become an obligation of the Trust subject to such terms and conditions as may be fixed by, and on a date fixed by, or determined with criteria fixed by the Board of Trustees, to be amortized over a period or periods to be fixed by the Board.

      9.    Whenever any action is taken under this Declaration of Trust including action which is required or permitted by the 1940 Act or any other applicable law, such action shall be deemed to have been properly taken if such action is in accordance with the construction of the 1940 Act or such other applicable law then in effect as expressed in "no action" letters of the staff of the Commission or any release, rule, regulation or order under the 1940 Act or any decision of a court of competent jurisdiction, notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.

      10.   Any action which may be taken by the Board of Trustees under this
Declaration of Trust or its By-Laws may be taken by the description thereof in the then effective prospectus and/or statement of additional information relating to the
Shares under the Securities Act of 1933 or in any proxy statement of the Trust rather than by formal resolution of the Board.

      11.   Whenever under this Declaration of Trust, the Board of Trustees is permitted or required to place a value on assets of the Trust, such action may be delegated by the Board, and/or determined in accordance with a formula determined by the Board, to the extent permitted by the 1940 Act.

      12.   The Trustee may, without the vote or consent of the Shareholders, amend or otherwise supplement this Declaration of Trust by executing or authorizing an officer of the Trust to execute on their behalf a Restated Declaration of Trust or a
Declaration of Trust supplemental hereto, which thereafter shall form a part hereof, provided, however, that none of the following amendments shall be effective unless
--------  -------
also approved by a Majority Vote of Shareholders: (i) any amendment to parts 1, 3 and
4, Article FIFTH; (ii) any amendment to this part 12, Article NINTH; (iii) any amendment to part 1, Article NINTH; and (iv) any amendment to part 4(a), Article NINTH that would change the voting rights of Shareholders contained therein. Any amendment required to be submitted to the Shareholders that, as the Trustees determine, shall affect the Shareholders of any Series or Class shall, with respect to the Series or
Class so affected, be authorized by vote of the Shareholders of that Series or Class and no vote of Shareholders of a Series or Class not affected by the amendment with respect to that Series or Class shall be required. Notwithstanding anything else herein, any amendment to Article NINTH, part 1 shall not limit the rights to indemnification or insurance provided therein with respect to action or omission or indemnities or Shareholder indemnities prior to such amendment.

      13.   The captions used herein are intended for convenience of reference only, and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement. As used herein, the singular shall include the plural, the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

N1a\220\OrgDocs\220_DOT_Am&R-Sept2001.doc

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 12th day of September, 2001.

/a/ Robert G. Galli                        /s/ Edward V. Regan
----------------------------------         ----------------------------------
Robert G. Galli                            Edward V. Regan
19750 Beach Road                           40 Park Avenue
Jupiter Island, FL 33469                   New York, NY 10016

/s/ Leon Levy                              /s/ Russell S. Reynolds, Jr.
----------------------------------         ----------------------------------
Leon Levy                                  Russell S. Reynolds, Jr.
One Sutton Place South                     98 Field Point Circle
New York, NY 10022                         Greenwich, CT 06830

/s/ Benjamin Lipstein                      /s/ Donald W. Spiro
----------------------------------         ----------------------------------
Benjamin Lipstein                          Donald W. Spiro
591 Breezy Hill Road                       399 Ski Trail
Hillsdale, NY 12529                        Kinnelon, NJ 07405

/s/ Elizabeth B. Moynihan                  /s/ Dr. Phillip Griffiths
----------------------------------         ----------------------------------
Elizabeth B. Moynihan                      Dr. Phillip Griffiths
801 Pennsylvania Avenue                    97 Olden Lane
Washington, D.C. 20004                     Princeton, NJ 08540

/s/ Kenneth A. Randall
----------------------------------
Kenneth A. Randall
6 Whittaker's Mill
Williamsburg, VA 23185